UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HANCOCK HOLDING COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 21, 2016

March 10, 2016

Dear Shareholder:

In 2014 Hancock Holding Company ("Hancock" or "the Company") implemented the "Notice and Access" rules for its annual shareholder meetings.  These rules would allow shareholders the convenience of receiving annual meeting proxy materials more timely, while also reducing printing and mailing expenses, ultimately benefitting you the shareholder.

What is Notice and Access?
In 2007 the Securities and Exchange Commission adopted a new rule for annual shareholder meetings known as Notice and Access.  Notice and Access allows corporate issuers to electronically distribute proxy materials to shareholders over the Internet.  Pursuant to Notice and Access, shareholders are sent a Notice of Internet Availability that provides information on how to access proxy materials on the Internet and submit a proxy online instead of receiving printed proxy materials.

What is the Notice?
This Notice of Internet Availability and Notice of 2016 Annual Meeting of Shareholders details the date, time and location for the annual meeting, the proposals to be voted upon, and the link to the proxy materials for the annual meeting, including the proxy statement and the 2015 annual report.  It also provides information on how to submit your proxy online.

Can I get printed materials instead?
If you prefer, you may opt out of Notice and Access and choose to receive a full set of printed proxy materials for the 2016 Annual Meeting of Shareholders and all future meetings.  There is no charge to you for requesting printed proxy materials.  Please send your name and control number to Hancock's Shareholder Services department via phone, mail or email as noted below.  The materials for the 2016 Annual Meeting of Shareholders will be mailed to you within 3 business days of receipt of such request. Please make your request for printed proxy materials on or before April 7, 2016 to facilitate timely delivery.

Mail: Hancock Shareholder Services, Attn: Corporate Trust Services, P.O. Box 4019, Gulfport, MS  39502-4019
Phone: 228-563-7652 or 800-522-6542 ext. 87652 (between the hours of 8:00 am to 5:00 pm local time Monday - Friday)
Email: shareholderservices@hancockbank.com

Can I receive materials electronically?
Yes, you can sign up to receive annual meeting proxy materials electronically in the future by following the instructions after you submit your proxy online.  We encourage you to choose this method to receive proxy materials in the future to help further reduce printing and mailing costs.  You can also sign up to receive electronic delivery of annual meeting proxy materials by visiting http://hancockbank.com/annualmeeting.  There is no charge to you for requesting electronic delivery of the proxy materials.

Unless you make a request, you will not receive printed or electronic proxy materials while enrolled in "Notice and Access".

Thank you for your investment in Hancock Holding Company.
John M. Hairston, President & CEO

March 10, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Hancock Holding Company:

Hancock Holding Company (the Company) will hold its Annual Meeting of Shareholders on Thursday, April 21, 2016, at 10:00 a.m. local time at One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi, for the following purposes:

1.	To elect six directors to serve until the 2019 annual meeting;
2.	To approve, on an advisory basis, the compensation of our named executive officers; and
3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2016.
The Board of Directors recommends you vote "FOR" all of the items listed above.

Only holders of record of shares of the Company's common stock at the close of business on February 29, 2016 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.  We direct your attention to the Company's proxy statement for more complete information regarding the matters to be acted upon at the annual meeting.

Your vote is important, and we urge you to vote as soon as possible whether or not you plan to attend the annual meeting.  Please note that you cannot vote or submit a proxy by returning this notice. To vote your shares of the Company's common stock you must submit your proxy and voting instructions online or request printed or electronic proxy materials to receive a proxy card.  If you received printed proxy materials you may submit your proxy and voting instructions using the proxy card included in such printed materials. You may later revoke your proxy card and vote in person at the annual meeting. If you plan to attend the annual meeting, you can obtain directions to One Hancock Plaza by contacting Investor Relations at 504-299-5208 or toll free at (800) 347-7272, ext. 4-10-5208, or trisha.carlson@hancockbank.com.

By order of the Board of Directors,

James B. Estabrook, Jr.	John M. Hairston
Chairman of the Board	President and CEO

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before submitting your proxy and voting instructions.

The proxy materials, which consist of the notice of annual meeting, proxy statement and the 2015 annual report, are available at http://hancockbank.com/annualmeeting.

After reviewing the proxy materials, you can click on the link "Submit Your Proxy" to submit your proxy and voting instructions online by entering your control number located on the reverse side of this notice when prompted.